UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
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KEMET CORPORATION
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February 4, 2020

To all KEMET employees:

I am reaching out to provide an update about the progress we are making on our pending transaction with Yageo. Earlier today we announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, a necessary step for regulatory approval and an important milestone in our pending transaction with Yageo. We also received similar antitrust approvals in Austria and Germany. We are also providing to you a copy of the press release announcing this approval.

With these clearances, we have completed a number of the required conditions of our merger agreement and remain on track to close in the second half of 2020. The transaction now remains subject to approval by KEMET stockholders, certain other regulatory approvals and other customary conditions.

As many of you are stockholders, I want to remind you that the Special Meeting of KEMET’s stockholders to vote to approve the merger has been scheduled for February 20, 2020, at 9:00 a.m., Eastern Time. The Special Meeting will take place at KEMET’s headquarters at KEMET Tower, One East Broward Boulevard, First Floor, Fort Lauderdale, Florida 33301. If you were a stockholder as of January 9, 2020, you should have received or will soon be receiving information about how to vote. Be on the lookout for that information either electronically or in the mail, depending on how you have personally elected to receive communications on your shares. If you are a stockholder, your vote is important no matter how many or how few shares you own, and the KEMET Board of Directors recommends that stockholders vote “FOR” the proposal to adopt the merger agreement. As a reminder, the Company intends to keep the votes of stockholders confidential and anonymous.

We continue to believe that this pending transaction will position KEMET for long-term growth and will provide greater opportunities for our talented employees, loyal customers and dedicated business partners. As we progress toward the closing of the merger, we will continue to provide you with updates.

As a reminder, due to legal restrictions, until the closing of the merger, it is important that you do not contact Yageo employees unless you have been specifically designated by KEMET management or you are doing so in the normal course of business (i.e., it is a contact you would be making even if this transaction were not occurring). I would also like to reiterate that Yageo is still a competitor, and you should not discuss customers, prices or any other competitive issues with anyone at Yageo, just as you would not with any other competitor. If you are contacted by a Yageo employee or have any questions about this announcement, please reach out to Jamie Assaf, KEMET’s General Counsel.

I want to thank all of you for your continued support and dedication to KEMET. I hope you share in my excitement for this transaction and I look forward to sharing additional approvals and updates with you all we work towards a successful close and integration.

Sincerely,

Chief Executive Officer

Cautionary Statement on Forward-Looking Statements

Certain statements herein contain “forward-looking statements” within the meaning of federal securities laws about KEMET’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which KEMET operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

This communication includes forward-looking statements relating to the proposed merger between KEMET and Yageo, including financial estimates and statements as to the expected timing, completion and effects of the proposed Merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of KEMET’s management and are subject to significant risks and uncertainties outside of KEMET’s control. Actual results could differ materially based on factors including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that KEMET stockholders may not approve the proposed merger; (iii) the risk that Yageo stockholders may not approve the proposed merger (if approval by Yageo’s stockholders is required by applicable law); (iv) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (v) inability to complete the proposed merger because, among other reasons, conditions to the closing of the proposed merger may not be satisfied or waived; (vi) uncertainty as to the timing of completion of the proposed merger; (vii) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed merger; (viii) the effects that the failure to complete the merger would have on KEMET’s financial condition and results of operations; (ix) the effects that business uncertainties and contractual restrictions related to the pendency of the merger may have on KEMET’s business; (x) the inability of KEMET to pursue alternatives to the merger; (xi) the effect of current lawsuits against KEMET and its directors relating to the proposed merger and potential lawsuits that could be instituted against KEMET or its directors and officers, including the effects of any outcomes related thereto; or (xii) possible disruptions from the proposed merger that could harm KEMET’s business, including current plans and operations.

Discussions of additional risks and uncertainties are contained in KEMET’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect KEMET’s judgment only as of the date hereof. KEMET undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.